SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act of 1934
                              (Amendment No.   )


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [  ]
     Check the appropriate box:
     [  ]  Preliminary Proxy Statement
     [  ]  Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2)
     [X ]  Definitive Proxy Statement
     [  ]  Definitive Additional Materials
     [  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12

                       Furniture Brands International, Inc.
     ----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)
     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
     [X ]   No fee required
     [  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(l)
            and 0-11.
            1)  Title of each class of securities to which transaction applies:

            -------------------------------------------------------------
            2) Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            --------------------------------------------------------------

            4)  Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------

            5)  Total fee paid:

            ---------------------------------------------------------------





     [  ]   Fee paid previously with preliminary materials.
     [  ]   Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which


            the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)  Amount Previously Paid:

            -----------------------------------------

            2)  Form, Schedule or Registration statement No.:

            -----------------------------------------

            3)  Filing Party:

            -----------------------------------------

            4)  Date Filed:

            -----------------------------------------








                               FURNITURE BRANDS
                              INTERNATIONAL,INC.


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



     The annual meeting of the stockholders of Furniture Brands
     International, Inc. will be held at 10 a.m. on Wednesday, May 6, 1998, at the Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri, for the following purposes:

          I.     to elect nine directors;

          II.    to transact such other business as may
                 properly come before the meeting.

     Stockholders of record at the close of business on March 9, 1998, will be entitled to receive notice of and to vote during the 1998 annual meeting and during any adjournment or adjournments thereof.


                               By order of the Board of Directors,

                                    /s/ Lynn Chipperfield

                               Lynn Chipperfield,
                               Vice-President and Secretary



     St. Louis, Missouri, March 25, 1998.





                                  IMPORTANT

      Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy form, and return it PROMPTLY in the enclosed envelope, which requires no postage if
                      mailed in the United States.


                                PROXY STATEMENT

          This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors ("Board") of Furniture Brands International, Inc. ("Company"), 101 South Hanley Road, St. Louis, Missouri 63105, for use during the 1998 annual meeting of stockholders and at any adjournments thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. The cost of the solicitation will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokers, nominees and other fiduciaries in forwarding proxy materials to beneficial owners; and directors, officers and other employees of the Company may also solicit proxies personally or by telephone. In addition, the Company has engaged Morrow & Co. to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $5,000 plus out-of-pocket expenses. The notice of meeting, this proxy statement and the form of proxy are expected to be mailed to stockholders on or about March 25, 1998. A copy of the Company's Annual Report containing financial statements for the calendar year ended December 31, 1997, is being mailed to all registered stockholders with this proxy statement.


     Voting Procedure

          Stockholders of record at the close of business on March 9, 1998 ("record date") are entitled to vote during the 1998 annual meeting and may cast one vote for each share of the Company's common stock ("Common Stock") held on the record date on each matter that may properly come before the meeting. On the record date there were 52,127,055 shares of Common Stock outstanding.

          The holders of a majority of the outstanding shares of Common Stock must be present or represented at the meeting for there to be a quorum for the conduct of business. If a quorum is present and/or represented at the meeting, then the nine nominees for director who receive the highest numbers of votes of the votes cast will be elected, and a majority of the votes cast will be required to take action on such other matters as may properly come before the meeting. Shares represented by proxies which are marked "withheld" as applied to voting for directors or to deny discretionary authority on any other matters will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Shares represented by proxy will be voted as directed on the proxy forms and, if no direction is given, will be voted in the election of directors for the persons nominated by the Board and in the best judgment of the persons named in the proxies on such other matters that may properly come before the meeting. Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by written notice to the Secretary of the Company.

     Security Ownership

          Table 1 below sets forth information regarding the firm that has reported beneficial ownership, including sole voting and investment power except as otherwise indicated, of more than 5% of the Common Stock.

                                Table 1

                                                     Shares       Percent
                                  Class of        Beneficially      of
     Name and Address               Stock           Owned (a)     Class(a)
     ---------------------------------------------------------------------
     Mellon Bank Corporation (b)    Common          2,619,727      5.03%
        One Mellon Bank Center
        Pittsburgh, PA  15258
     ------------------

     (a) Shares beneficially owned, above and below, are as of January 31, 1998 and as defined by Securities and Exchange Commission ("SEC") Rule 13d-3 which provides in part that persons are deemed the beneficial owners of securities if they have or share the power to vote or dispose of the securities or if they have the right to acquire the securities within the next sixty days. Accordingly, included, above and below, in shares beneficially owned are shares of Common Stock that may be purchased upon exercise of exercisable stock options, and such shares as may be so purchased were deemed to be outstanding for purposes of calculating percentages of outstanding shares.


     (b) Sole voting power as to 2,043,841 shares and shared voting power as to 20,000 shares. Sole dispositive power as to 2,439,827 shares and shared dispositive power as to 160,400 shares.
     ----------------


          Table 2 below sets forth information regarding the beneficial ownership of Common Stock by directors, nominees for directors, executive officers named in the Summary Compensation Table below ("Named Executive Officers"), and all directors and executive officers as a group (17 persons) as of January 31, 1998. Except as noted below, all such persons possessed sole voting and investment power with respect to the shares listed. An asterisk (*) in the column listing the percentage of class indicates that the person beneficially owned less than 1% of the Common Stock as of January 31, 1998.


                                 Table 2

     Directors, Nominees                       Shares
     for Directors and           Class of    Beneficially     Percent of
     Named Executive Officers     Stock      Owned (a)(b)       Class
     ---------------------------------------------------------------------

        K. B. Bell                Common         1,209             *
        M. S.  Gross              Common         7,209             *
        W. G. Holliman            Common       195,000             *
        B. A. Karsh               Common        11,209             *
        B. B. Kincaid             Common       150,000             *
        D. E. Lasater             Common         6,480             *
        L. M. Liberman            Common        13,537             *
        R. B. Loynd               Common       271,400             *
        M. Portera                Common             0             *
        A. E. Suter               Common         3,809             *
        F. B. Starr               Common        79,999             *
        K. S. Tyler, Jr.          Common        50,058             *

        Directors and
          Executive Officers
          as a group
          (17 persons)            Common     1,090,745           2.1%
     -----------------

     (a) The shares listed as beneficially owned by Mr. Holliman consist of 30,000 shares and exercisable stock options to purchase 165,000 additional shares; the shares listed as beneficially owned by Messrs. Kincaid and Starr consist of exercisable stock options to purchase such shares; the shares listed as beneficially owned by Mr. Liberman include 1000 shares owned in partnership and 10,537 shares owned in trust; the shares listed as beneficially owned by Mr. Loynd consist of 71,400 shares and exercisable stock options to purchase 200,000 additional shares; the shares listed as beneficially owned by Mr. Tyler consist of 58 shares, with respect to which Mr. Tyler has shared investment power only, and exercisable stock options to purchase 50,000 additional shares.

     (b) The shares listed as beneficially owned by directors and executive officers as a group consist of 155,646 shares, and exercisable stock options to purchase 935,099 additional shares.
     ---------------


     I.                         Election Of Directors

     Nominees

         Nine directors are to be elected during the 1998 annual meeting to serve, subject to their earlier death, resignation or removal, for terms of one year, ending at the 1999 annual meeting or until their successors are elected and qualify. Certain information regarding the nine nominees is presented below. Should any nominee become unable or unwilling to serve, an event not anticipated to occur, proxies (except proxies marked to the contrary) will be voted for another person designated by the Board unless the Board shall have reduced the number of directors to be elected.


                                                       Company
     Name, Age, Principal Occupation                   Director
     or Position, Other Directorships                   Since
     ---------------------------------------------------------------------
     Katherine Button Bell, 39                           1997
       President and Owner of Button
         Brand Development, Inc., a
         marketing consulting company

     Wilbert G. Holliman, 60                             1996
       President and Chief Executive Officer
         of the Company
       Director of BancorpSouth, Inc.

     Bruce A. Karsh, 42                                  1992
       President and Principal of Oaktree Capital
         Management, LLC, an investment management firm
       Director of Littelfuse, Inc. and Triangle
         Pacific Corporation

     Brent B. Kincaid, 67                                1997
       President and Chief Executive Officer of
         Broyhill Furniture Industries, Inc., a
         subsidiary of the Company

     Donald E. Lasater, 72                               1970
       Retired, formerly Chairman of the Board
         and Chief Executive Officer of
         Mercantile Bancorporation, Inc., a bank
         holding company

     Lee M. Liberman, 76                                 1985
       Retired from and currently a consultant to Laclede Gas Company, a gas public utility, of which he was formerly Chairman of the Board and Chief Executive Officer
       Director of CPI Corporation, D.T. Industries,
         Inc. and Falcon Products Company

     Richard B. Loynd, 70                               1987
       Chairman of the Board of the Company
       Director of Converse Inc. and
         Emerson Electric Co.

     Malcolm Portera, 52
       President of Mississippi State University

     Albert E. Suter, 62                                1997
       Senior Vice Chairman and Chief Administrative
         Officer of Emerson Electric Co., a manufacturer of electrical, electromechanical and electronic products and systems
       Director of Emerson Electric Co. and
         NationsBank Corporation


         Each of the director nominees has held the same position or other executive positions with the same employer during the past five years except: Mr. Karsh who has been associated with Oaktree Capital Management, Inc. since 1995 and prior thereto was Managing Director of Trust Company of the West; Ms. Bell who has been associated with Button Brand Development, Inc. since 1994 and prior thereto was Executive Director of Marketing Communications for Converse Inc.; and Mr. Portera who became President of Mississippi State University in 1998 and prior thereto, from 1996 until 1998 was owner of Portera and Associates, which provided business development and strategic planning consulting services to state and local industrial development organizations and from 1993 until 1996 was Vice Chancellor for External Affairs of the University of Alabama System.

     Compensation and Organization of Board of Directors

          There were seven meetings of the Board during the year ended December 31, 1997, and all nominees who were directors during 1997 were present for at least 75% of the meetings of the Board and committees of the Board on which they served. Each director who is not an employee of the Company or of a subsidiary of the Company is paid a monthly fee of $2,000 and a fee of $1,000 plus expenses for each meeting of the Board attended, plus an annual award of restricted shares of Common Stock with a market value on the date of the award of $25,000. Such restricted stock does not vest and cannot be sold until the director's retirement or earlier death or disability. There is also a one year vesting period in the event of resignation for a reason other than retirement, death or disability. In addition, for attending a meeting of a committee of the Board each is paid a fee of $700 plus expenses if the director is a member of the committee, or $950 plus expenses if the director is the Chairman of the committee. Such fees are not paid to directors who are employees of the Company or a subsidiary of the Company.

          In addition, the Company has a retirement plan for non-employee directors. Under the plan, a director who is not an employee of the Company or of a subsidiary of the Company and who has reached age 62 or older and has served as a director for at least five years will, after termination of service as a director, receive for life a percentage of the monthly fee for directors in effect at the time of termination of service. Such percentage is 50% for five years' service and increases 10% for each additional year of service to 100% for ten or more years' service. Currently, only Messrs. Lasater and Liberman will qualify for benefits under this plan after termination of service as a director. Participation in and benefits under the plan have been frozen and there will be no further vesting or new participants added.

          The Board has a number of standing committees, including an Audit Committee and an Executive Compensation and Stock Option Committee. The Board does not currently have a Nominating Committee.

          The Audit Committee, which currently consists of Mr. Liberman, Chairman, Messrs. Lasater and Karsh and Ms. Bell, and which met nine times during the year ended December 31, 1997: recommends the selection and retention of independent accountants; reviews auditing and financial accounting and reporting matters, the adequacy of


     internal accounting controls and asset security, audit fees and expenses, and compliance with the code of corporate conduct; and counsels regarding auditing and financial accounting and reporting matters.

          The Executive Compensation and Stock Option Committee, which currently consists of Mr. Lasater, Chairman, and Messrs. Gross, Karsh and Suter, and which met four times during the year ended December 31, 1997: reviews and recommends compensation of officers and directors; administers supplementary retirement, performance incentive and stock option plans; and counsels regarding compensation of other key employees, management development and succession, and major personnel matters.

     Certain Business Relationships

          The Company was a party to a Consulting Agreement with Apollo Advisors, L.P. ("Apollo") pursuant to which Apollo provided corporate advisory, financial and other consulting services to the Company. $250,000 in fees plus out-of-pocket expenses were paid during the year ended December 31, 1997. The Consulting Agreement was terminated by agreement between the Company and Apollo on June 27, 1997.

     Executive Compensation

         The following table shows compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer who were serving at December 31, 1997.




                                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                               Compensation
                                                                               -------------
                                                   Annual Compensation        /   Awards   /
                                ----------------------------------------------/------------/
                                /                                Other        /            /      All
                                /                                Annual       /  Securities/     Other
  Name and                      /   Salary       Bonus        Compensation    /  Underlying/  Compensation
  Position                Year  /     $             $             $           /  Options # /      $(a)
  --------------------------------------------------------------------------------------------------------
  Wilbert G. Holliman     1997      750,000        505,172          0                  0           98,842
   President and Chief    1996      130,000      1,189,765          0            250,000           35,626
   Executive Officer(b)

  Richard B. Loynd        1997    1,000,000        250,000          0                   0          92,078
   Chairman of the        1996      710,000        514,324          0                   0          71,730
   Board (c)              1995      683,000        945,384          0                   0          70,647

  Brent B. Kincaid        1997      309,528        256,854          0                   0           5,081
    President, Broyhill   1996      282,453        260,000          0              50,000           5,114
    Furniture Industries, 1995      266,667        223,077          0                   0           5,006
    Inc. (d)

  Frederick B. Starr      1997      301,004        200,721          0                   0               0
   President, Thomasville 1996      289,235         80,140          0             200,000               0
    Furniture Industries,
    Inc. (d) (e)

  K. Scott Tyler, Jr.     1997      182,500        395,172          0                   0          28,242
    President, The Lane   1996      170,000        372,695          0              50,000          28,242
    Company, Incorpora-   1995      155,000        284,175          0                   0          28,242
    ted (f)
  -----------------

     (a) Amounts shown for 1997 consist of the following: life insurance premiums for Mr. Loynd $92,078; annual contribution to the Broyhill Furniture Industries, Inc. Profit Sharing Retirement Plan for Mr. Kincaid $4,781; "split dollar" life insurance premiums, substantial percentages of which will be recovered at age 65 or death of the executive,for Mr. Holliman and Mr. Tyler $98,542 and $28,242 respectively; and a matching contribution of $300 to a 401(k) savings plan for Mr. Holliman and Mr. Kincaid.

     (b) Mr. Holliman, who became Chief Executive Officer of the Company on October 1, 1996, has an employment agreement with the Company for a term of three years beginning on January 1, 1997 at an initial salary of $750,000 per year with an initial target incentive bonus of 50% of base salary under the Furniture Brands Executive Incentive Plan. If Mr. Holliman serves three years, at age 65 he will be entitled to a bonus payment of $1,000,000 per year for three years.

     (c) Mr. Loynd has an employment agreement with the Company for a term of three years beginning on January 1, 1997 pursuant to which he will receive $1,000,000 per year in salary.

     (d) Mr. Kincaid has an employment agreement with Broyhill Furniture Industries, Inc. ("Broyhill"), dated August 1, 1996 pursuant to which he will continue as an employee of Broyhill at full pay and with full benefits through July 31, 1999. Mr. Kincaid also has a consulting agreement with Broyhill, dated May 15, 1995 and amended on January 29, 1998, whereby he is entitled to receive $4,167 per month from the date of his retirement until the date of his death or for a term of ten years from the date of his death, whichever is later.

     (e) The Company acquired Thomasville Furniture Industries, Inc. ("Thomasville") on December 29, 1995.

     (f) Mr. Starr retired as President and Chief Executive Officer of Thomasville on January 1, 1998. Pursuant to the terms of his employment agreement with Thomasville, dated August 1, 1996, Mr. Starr will continue as an employee of Thomasville at full pay and with full benefits through July 31, 1999.

     (g) Mr. Tyler retired as President and Chief Executive Officer of The Lane Company, Incorporated ("Lane") on February 10, 1998. Pursuant to the terms of his employment agreement with Lane, dated August 1, 1996, Mr. Tyler will continue as an employee of Lane at full pay and with full benefits through July 31, 1999.

     --------------------

     Executive Compensation and Stock Option Committee
     Report on Executive Compensation

         Among its responsibilities, the Executive Compensation and Stock
     Option Committee ("Committee") of the Company's Board of Directors ("Board") reviews the compensation of the executive officers of the Company and the officers of its primary operating companies and makes

     recommendations to the Board concerning compensation matters for executive officers. The Committee also administers the Company's stock option program. The Committee consists entirely of outside directors.

         In its deliberations the Committee is guided by certain fundamental considerations, including:

            - the need to attract and to retain talented key executives;

            - the need to provide both short- and long-term incentives to focus executive performance on the achievement of company objectives; and

            - the need to provide compensation opportunities that align executive compensation with the interests of the stockholders.

          Based on these objectives, the executive compensation program has been designed to generate compensation from several sources, including salaries, annual cash incentive awards, long-term incentive opportunities, and other benefits typically offered to executives by major corporations. In designing and administering the components of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance and determining actual incentive payments.

          Early in 1997, base salary rates of Mr. Loynd, Mr. Holliman and other Named Executive Officers were increased. Mr. Loynd's annual salary was set at $1,000,000 for the year. Mr. Holliman's annual salary was set at $750,000 per year when he became Chief Executive Officer of the Company on October 1, 1996, subject to annual review by the Committee. The Committee makes its compensation decisions based on an analysis of the Company's performance, an evaluation of comparative compensation information, and an evaluation of the performance of executive officers. The Company's performance is evaluated on the basis of criteria such as return on shareholder's equity, return on assets and increase in earnings per share. The increase in annual salary rates for all Named Executive Officers as a group, were based on recommendations of Mr. Holliman and were designed to adjust for inflation. Mr. Loynd's total compensation (salary and bonus) in 1996 was $1,224,324. He did not participate in the annual incentive plan during 1997, but he was awarded a special bonus for 1997 in the amount of $250,000 in recognition of his contributions in several strategic areas. Payment of this special bonus was deferred pursuant to an agreement for payment after all or any portion of that bonus amount becomes immediately deductible as compensation expense by the Company for federal income tax purposes. Mr. Loynd's total compensation of $1,250,000 for 1997 represented an increase of 2.1% over the preceding year. His salary was based on the recommendation of Mr. Holliman and was approved by the Committee.

          Existing annual incentive plans for key personnel (including Mr. Holliman and other Named Executive Officers) were continued in effect during 1997. Those plans utilized sales and earnings as objectives, with earnings generally weighted more heavily. Under the provisions of the plan applicable in 1997 to key personnel (including Mr. Holliman) based at the corporate offices, plan participants could earn a bonus equal to percentages of their base salaries (the target percentage of Mr. Holliman being 50%) depending totally upon the Company's degree of achievement against budgeted objectives (sales and net earnings) which were met in 1997. Target percentages were payable when objectives were met; lower or greater percentages (to a maximum of 150% of target) were payable for degrees of achievement below or above budgeted objectives.

          For 1997, Mr. Holliman earned a bonus of $404,138 under the annual incentive plan (which represented 107.7% of the target bonus amount under the plan). The Committee also awarded him an additional bonus in the amount of $101,034 under the discretionary provisions of the incentive plan in recognition of his contributions in strategic areas.

          The Committee believes that management's ownership of a significant equity interest in the Company is a major incentive in building stockholder value and aligning the long-term interests of management and the stockholders. Stock options are therefore granted as the Company's only long-term incentive program. No options were granted to Named Executive Officers during 1997.

           Donald E. Lasater, Chairman         Bruce A. Karsh
           Michael S. Gross                    Albert E. Suter

     Compensation Committee Interlocks and Insider Participation

          Mr. Gross, a director and member of the Executive Compensation and Stock Option Committee of the Board, is associated with Apollo. The Company was a party to a Consulting Agreement with Apollo pursuant to which Apollo provided corporate advisory, financial and other consulting services to the Company. $250,000 in fees plus out-of-pocket expenses were paid during the year ended December 31, 1997.
     The Consulting Agreement was terminated by agreement between the Company and Apollo on June 27, 1997. The Company believes that the terms of this agreement were as favorable to the Company as could have been received from unaffiliated third parties. Mr. Loynd, Chairman of the Board of the Company, serves on the Board of Directors of Emerson Electric Co. one of whose executive officers, Albert E. Suter, is a member of the Executive Compensation and Stock Option Committee.

          The following table contains information concerning stock options exercised during the year ended December 31, 1997 and unexercised stock options held as of December 31, 1997 pursuant to the 1992 Plan. No stock options were granted to Named Executive Officers during the year ended December 31, 1997.


                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FY-END OPTION VALUES

                                                     Number of Securities          Valueof Unexercised
                                                    Underlying Unexercised         In-the-MoneyOptions
                           Shares                      Options at FY-End               at FY-End (a)
                          Acquired      Value
                        on Exercise   Realized   Exercisable    Unexercisable   Exercisable   Unexercisable
               Name            #           $            #               #              $               $
        W.G. Holliman              0         0        155,000          245,000    2,055,345       2,154,805

        R.B. Loynd                 0         0        250,000                0    4,279,250               0
        B.B. Kincaid               0         0        140,000           60,000    2,233,270         726,880

        F.B. Starr                 0         0         39,999          160,001      557,923       2,231,769

        K.S. Tyler, Jr.        8,750    98,368         71,250           60,000    1,056,476         726,880

   ------------------------

   (a)    Based on the $20.50 per share closing price of the Common Stock on the New
          York Stock Exchange on December 31, 1997.
   -----------------------------

   Retirement Plans

       Mr. Loynd is a participant in that segment of the Furniture Brands Retirement Plan which applies to corporate office employees. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement equal to the sum of 1.1% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by credited service up to a maximum of 35 years and 0.45% of final average compensation in excess of "covered compensation" as defined by the IRS multiplied by credited service up to a maximum of 35 years, without deduction for Social Security benefits. Mr. Loynd has ten years credited service under the plan and estimated annual benefits payable to Mr. Loynd at retirement, including benefits payable from supplemental plans as described below, is $199,927 assuming continuation of current covered remuneration.

       Mr. Holliman is a participant in that segment of the Furniture
   Brands Retirement Plan which applies to corporate office employees as described above for Mr. Loynd. In addition, Mr. Holliman was a participant, and has a frozen benefit, in the segment of the Furniture Brands Retirement Plan which applies to employees of The Lane Company, Incorporated as described below for Mr. Tyler. Mr. Holliman has ten years of credited service under the corporate office plan, and 28 years under the Lane Company plan, which service includes service with the


   Lane Company prior to its acquisition by the Company. Estimated annual benefits payable to Mr. Holliman from these plans, including benefits payable from supplemental plans as described below, is $245,676, assuming continuation of current covered compensation.

        Mr. Tyler is a participant in that segment of the Furniture Brands Retirement Plan which applies to employees of The Lane Company, Incorporated and its subsidiaries. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on a straight life annuity, annual benefits at normal retirement are equal to the greater of (a) the sum of 0.65% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration and 0.65% of the said average in excess of the greater of (i) 10,000 or (ii) 50% of "covered compensation" as defined by the IRS, multiplied by years of credited service (not to exceed 35 years), without deduction for Social Security benefits, or (b) $28 multiplied by years of credited service. Mr. Tyler had 29 years credited service under the plan, and estimated annual benefits at normal retirement, including benefits payable from supplemental plans as described below, of $222,874.

       Mr. Starr became a participant in that segment of the Furniture Brands Retirement Plan which became applicable to employees of Thomasville Furniture Industries, Inc. effective January 1, 1997. The Plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement are the sum of 1.4% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by total Thomasville service; less 1.4% of Primary Social Security multiplied by total Thomasville service with a maximum offset of 50% of Social Security, less his accrued benefit as of December 29, 1995. The accrued benefit at December 29, 1995 is the benefit amount Mr. Starr accrued under the predecessor plan prior to the acquisition of Thomasville Furniture Industries, Inc. by the Company. Mr. Starr retired effective December 31, 1997, at which time he had 39 years credited service under the plan. Due to changes in the applicable laws and regulations concerning maximum recognizable compensation to be considered for qualified plan purposes since December 31, 1993, the offset calculated as of December 29, 1995 exceeds the estimated benefits payable from the Furniture Brands Retirement Plan. Mr. Starr will not receive a retirement benefit from the Furniture Brands Retirement Plan.

       Benefits payable pursuant to provisions of Company-sponsored retirement plans may be limited by applicable laws and regulations. Supplemental retirement plans have been adopted providing for payments from general funds to certain executives, including the Chairman of the Board and Named Executive Officers, of any retirement income that would otherwise be payable pursuant to the retirement plans in the absence of any such limitations. With respect to Mr. Loynd, following retirement he will also receive under the supplemental plan an amount equal to the difference, if any, between (i) the benefits he would have received had





   he continued until retirement as a participant in the Converse Inc. Retirement Plan (in which Mr. Loynd was formerly an active participant) and (ii) the total of the benefits he will receive from the Converse Inc. Retirement Plan and the Furniture Brands Retirement Plan. With respect to Messrs. Tyler and Kincaid, the supplemental plans provide for payments, commencing at age 65 after 30 or more years service, equal to the differences, if any, between (i) the total of the straight life annuities from their base retirement plans plus social security benefits and (ii) 50% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration.


   Incentive Agreements

       Each of the Named Executive Officers (except Mr. Loynd), is a participant in an annual incentive compensation plan under which the officer may earn a bonus during and payable following the close of the calendar year ending December 31, 1998, contingent upon the achievement of certain financial objectives by the Company as a whole for Mr. Holliman and by their respective operating companies for Messrs. Kincaid, Starr and Tyler.

   Performance Graph

       The following graph shows the cumulative total stockholder returns (assuming reinvestment of dividends) following assumed investment of $100 in shares of the Common Stock that were outstanding on December 31, 1992. The indices shown below are included for comparative purposes only and do not necessarily reflect the Company's opinion that such indices are an appropriate measure of the relative performance of the Common Stock.


                                                      /12/31/92 / 12/31/93 / 12/31/94 / 12/31/95 / 12/31/96 / 12/31/97/
    --------------------------------------------------/---------/----------/----------/----------/----------/---------/
    /Furniture Brands International Common Stock     o/   100   /   140    /    120   /   160    /   248    /  364    /
    /S&P 500 Index                                   o/   100   /   107    /    105   /   141    /   170    /  223    /
    /Dow Jones Home Furnishings & Appliances Index   +/   100   /   142    /    113   /   130    /   137    /  182    /
    ------------------------------------------------------------------------------------------------------------------



         Independent Accountants

          The selection by the Board of KPMG Peat Marwick LLP, certified public accountants ("Peat Marwick"), as independent auditors for calendar year 1997 was ratified by the stockholders during the annual meeting on April 29, 1997. Upon recommendation of its Audit Committee, the Board has continued the engagement of Peat Marwick as independent auditors for 1998. A formal statement by representatives of Peat Marwick is not planned for the annual meeting on May 6, 1998; however, as in years past, representatives of Peat Marwick are expected to be present during the annual meeting and to be available to respond to appropriate questions.





     II.     Stockholder Proposals


          Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the 1998 annual meeting. However, if other matters should properly come before the meeting, it is intended that the persons named in the proxies will vote, act and consent in accordance with their best judgment with respect to any such matters.


          Stockholder proposals submitted for inclusion in the Company's proxy materials for the 1999 annual meeting should be addressed to the Secretary of the Company and must be received at the Company's executive offices not later than November 17, 1998. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy form in accordance with SEC regulations governing the solicitation of proxies.

                                      By order of the Board of Directors

                                              /s/ Lynn Chipperfield

                                       Lynn Chipperfield,
                                       Vice-President and Secretary


     St. Louis, Missouri, March 25, 1998.







    I.  Election of Directors    FOR all nominees  ----   WITHHOLD AUTHORITY to vote    ----   *EXCEPTIONS  ----
                                 listed below      /  /   for all nominees listed below /  /                /  /
                                                   /  /                                 /  /                /  /
                                                   ----                                 ----                ----

    Nominees:  K.B. Bell, W.G. Holliman, B.A. Karsh, B.B. Kincaid, D.E. Lasater, L.M. Liberman, R.B. Loynd,
               M. Portera and A.E. Suter
    (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

    *Exceptions
               -------------------------------------------------------------------------------------------------------

    II. In their discretion, upon such other matters as my property come before the meeting.

                                                                                               Change of Address and  ----
                                                                                               or Comments Mark Here  /  /
                                                                                                                      /  /
                                                                                                                      ----

                                                                              Please sign exactly as name appears hereon.
                                                                              Executors, Administrators, Trustees, etc.
                                                                              should so indicate.

                                                                              Dated:                           , 1998
                                                                                    ---------------------------

                                                                              ---------------------------------------
                                                                                                 Signature

                                                                              ---------------------------------------
                                                                                                 Signature

                                                                                Votes MUST be indicated    ----
    Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.  (x) in Black or Blue ink.  /  /
                                                                                                           /  /
                                                                                                           ----
    ----------------------------------------------------------------------------------------------------------------------


                        FURNITURE BRANDS INTERNATIONAL, INC.
                    Proxy for 1998 Annual Meeting of Stockholders
                 Proxy Solicited on Behalf of the Board of Directors

              The undersigned hereby appoints R.B. Loynd, W.G. Holliman and L. Chipperfield, and each of them, with power of substitution, proxy or proxies to represent the undersigned, and to vote all shares of Common Stock the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of Furniture Brands International, Inc. to be held on May 6, 1998, and at any adjournment thereof, upon the items set forth in the proxy statement for the meeting and identified below.

                     The Board of Directors recommends a vote FOR

                (Continued, and to be signed and dated on the reverse side)


                                   FURNITURE BRANDS INTERNATIONAL, INC.
                                   P.O. BOX 11246
                                   NEW YORK, N.Y.  10203-0246